                                                                      Exhibit 21


Subsidiaries of Raytech Corporation               Incorporated
-----------------------------------               ------------

Allomatic Products Company                          Delaware
609 E. Chaney Street
Sullivan, IN 47882

Raybestos Friction Products (Suzhou) Co., Ltd.      China
Xiang Yang Road, Suzhou New District
215011 Suzhou, China

Raybestos Industrie-Produkte GmbH                   Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raybestos Products Company                          Delaware
1204 Darlington Avenue
Crawfordsville, IN 47933

Raybestos Reibtechnik GmbH                          Germany
Quettingerstrasse, 220
D-51381 Leverkusen 3, Germany

Raybestos U.K. Ltd.                                 England
16, Spindus Road
Speke
Liverpool L24 1YA, England

Raybestos G.B.F. Ltd.                               England
c/o Addleshaw Booth & Co.
100 Barbirolli Square
Manchester M2 3AB, England

Raybestos Powertrain, LLC                           Indiana
312 St. St. Clair Street
Sullivan, IN 47882

Raytech Automotive Components Company               Michigan
44600 Merrill Road
Sterling Heights, MI 48314

                                                                      Exhibit 21
                                                                      (cont.)


Subsidiaries of Raytech Corporation               Incorporated
-----------------------------------               ------------

Raytech Composites Europe GmbH                      Germany
Industriestrasse, 7
D-54497 Morbach, Germany

Raytech Composites, Inc.                            Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Powertrain, Inc.                            Delaware
Suite 295, Four Corporate Drive
Shelton, CT 06484

Raytech Systems, Inc.                               Delaware
312 S. St. Clair Street
Sullivan, IN 47882

RIH, LLC                                            Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

RIHL, LLC                                           Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484

Raytech Innovative Solutions, LLC                   Indiana
Four Corporate Drive, Suite 295
Shelton, CT 06484